                                                                       EXHIBIT 4

                              SUPPLEMENTAL MORTGAGE

                                   ----------

                             Supplemental Indenture

                               Dated June 1, 2004

                                   ----------

                                 SUPPLEMENTAL TO
                          FIRST AND REFUNDING MORTGAGE
                              DATED AUGUST 1, 1924

                                   ----------

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                       To
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                     Trustee
                                 21 South Street
                          Morristown, New Jersey 07960

                                   ----------

                           PROVIDING FOR THE ISSUE OF
                $175,000,000 FIRST AND REFUNDING MORTGAGE BONDS,
                         FLOATING RATE SERIES A DUE 2006

--------------------------------------------------------------------------------

                     RECORD IN MORTGAGE BOOK AND RETURN TO:
                              JAMES T. FORAN, ESQ.
                               80 PARK PLAZA, T5B
                                  P.O. BOX 570
                               NEWARK, N. J. 07101

This instrument prepared by


/s/ Donald S. Leibowitz
---------------------------
(DONALD S. LEIBOWITZ, ESQ.)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
RECITALS.................................................................     1
FORM OF BOND [FACE]......................................................     2
FORMS OF CERTIFICATES OF AUTHENTICATION..................................     3
FORM OF BOND [REVERSE]...................................................     4
GRANTING CLAUSES.........................................................     7

                                   ARTICLE I.
                      BONDS OF THE FLOATING RATE SERIES A.

DESCRIPTION OF FLOATING RATE SERIES A....................................     7

                                   ARTICLE II.
                  REDEMPTION OF BONDS--FLOATING RATE SERIES A.

SECTION 2.01. Redemption--Redemption Prices..............................     8
SECTION 2.02. Redemption at Election of Company..........................     8
SECTION 2.03. Redemptions Pursuant to Section 4C of Article Eight
                 of the Indenture........................................     9
SECTION 2.04. Called Bonds to be Surrendered--Interest to Cease..........     9
SECTION 2.05. Bonds Called in Part.......................................     9
SECTION 2.06. Provisions of Indenture Not Applicable.....................     9

                                  ARTICLE III.
                                 MISCELLANEOUS.

SECTION 3.01. Authentication of Bonds of Floating Rate Series A..........     9
SECTION 3.02. Authenticating Agent.......................................     9
SECTION 3.03. Additional Restrictions on Authentication
                 of Additional Bonds Under Indenture.....................    10
SECTION 3.04. Restriction on Dividends...................................    10
SECTION 3.05. Use of Facsimile Seal and Signatures.......................    10
SECTION 3.06. Time for Making of Payment.................................    10
SECTION 3.07. Effective Period of Supplemental Indenture.................    11
SECTION 3.08. Effect of Approval of Board of Public Utilities
                 of the State of New Jersey..............................    11
SECTION 3.09. Execution in Counterparts..................................    11
Acknowledgements.........................................................    12
Certificate of Residence.................................................    14

          SUPPLEMENTAL INDENTURE, dated the 1st day of June, 2004 for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

          WHEREAS, on July 25, 1924, the Company executed and delivered to FIDELITY UNION TRUST COMPANY (now known as WACHOVIA BANK, NATIONAL ASSOCIATION), a certain indenture dated August 1, 1924 (hereinafter called the "Indenture"), to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

          WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:

COUNTY           OFFICE            BOOK NUMBER           PAGE NUMBER
----------------------------------------------------------------------
Atlantic       Clerk's      1955 of Mortgages          160
Bergen         Clerk's      94 of Chattel Mortgages    123 etc.
                            693 of Mortgages           88 etc.
Burlington     Clerk's      52 of Chattel Mortgages    Folio 8, etc.
                            177 of Mortgages           Folio 354, etc.
Camden         Register's   45 of Chattel Mortgages    184 etc.
                            239 of Mortgages           1 etc.
Cumberland     Clerk's      786 of Mortgages           638 & c.
Essex          Register's   437 of Chattel Mortgages   1-48
                            T-51 of Mortgages          341-392
Gloucester     Clerk's      34 of Chattel Mortgages    123 etc.
                            142 of Mortgages           7, etc.
Hudson         Register's   453 of Chattel Mortgages   9, etc.
                            1245 of Mortgages          484, etc.
Hunterdon      Clerk's      151 of Mortgages           344
Mercer         Clerk's      67 of Chattel Mortgages    1 etc.
                            384 of Mortgages           1 etc.
Middlesex      Clerk's      113 of Chattel Mortgages   3 etc.
                            437 of Mortgages           294, etc.
Monmouth       Clerk's      951 of Mortgages           291 & c.
Morris         Clerk's      N-3 of Chattel Mortgages   446 etc.
                            F-10 of Mortgages          269 etc.
Ocean          Clerk's      1809 of Mortgages          40
Passaic        Register's   M-6 of Chattel Mortgages   178, etc.
                            R-13 of Mortgages          268 etc.
Salem          Clerk's      267 of Mortgages           249 & c.
Somerset       Clerk's      46 of Chattel Mortgages    207 etc.
                            N-10 of Mortgages          1 etc.
Sussex         Clerk's      123 of Mortgages           10 & c.
Union          Register's   664 of Mortgages           259 etc.
Warren         Clerk's      124 of Mortgages           141 etc.

          and

          WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

COUNTY           OFFICE            BOOK NUMBER           PAGE NUMBER
----------------------------------------------------------------------
Adams          Recorder's   22 of Mortgages                   105
Armstrong      Recorder's   208 of Mortgages                  381
Bedford        Recorder's   90 of Mortgages                   917
Blair          Recorder's   671 of Mortgages                  430
Cambria        Recorder's   407 of Mortgages                  352
Cumberland     Recorder's   500 of Mortgages                  136
Franklin       Recorder's   285 of Mortgages                  373
Huntingdon     Recorder's   128 of Mortgages                  47

Indiana        Recorder's   197 of Mortgages                  281
Lancaster      Recorder's   984 of Mortgages                  1
Montgomery     Recorder's   5053 of Mortgages                 1,221
Westmoreland   Recorder's   1281 of Mortgages                 198
York           Recorder's   31-V of Mortgages                 446

          and

          WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

          WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated December 1, 2003 (No. 4), has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and

          WHEREAS, since the execution and delivery of said supplemental indenture dated December 1, 2003 (No. 4) the Company has acquired property which, in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

          WHEREAS, the Indenture has been amended or supplemented from time to time; and

          WHEREAS, it is provided in the Indenture that no bonds other than those of the 5-1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and

          WHEREAS, the Company desires to provide for the issue of $175,000,000 principal amount of bonds secured by said Indenture of a series to be designated as "First and Refunding Mortgage Bonds, Floating Rate Series A due 2006" (hereinafter sometimes called "Floating Rate Series A"); and

          WHEREAS, the text of the bonds of the Floating Rate Series A and of the certificates of authentication to be borne by the bonds of the Floating Rate Series A shall be substantially of the following tenor:

                                 [FORM OF BOND]
                                     [FACE]

REGISTERED                                                         REGISTERED
NUMBER                                                             AMOUNT
RU                                                                 $ 175,000,000

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                         FLOATING RATE SERIES A DUE 2006

          Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to pay to ________________, or registered assigns, on the surrender hereof, the principal sum of One Hundred Seventy Five Million Dollars, on June 23, 2006, unless redeemed earlier thereto in accordance with this Bond, and to pay interest on the outstanding principal amount of this Bond from the date hereof, at a per annum rate of LIBOR plus 0.125%, reset and calculated as more fully set forth on the reverse hereof, and until payment of said principal sum, such interest to be payable March 23, June 23, September 23, and December 23, in each year, beginning September 23, 2004.

          Both the principal hereof and interest hereon shall be paid at the principal corporate trust office of Wachovia Bank, National Association, in the City of Morristown, State of New Jersey, or (at the option of the registered owner) at the office or agency of the Company, in the Borough of Manhattan, City and State of New

York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

          Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Bond shall not be entitled to any security or benefit under the indenture mentioned on the reverse hereof, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by or on behalf of Wachovia Bank, National Association, as Trustee, or by or on behalf of its successor in trust under said indenture.

          IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.

          Dated

                                        PUBLIC SERVICE ELECTRIC
                                        AND GAS COMPANY


                                        By
                                           -------------------------------------
                                                    (Vice) President

(Seal)

Attest:


-------------------------------------
        (Assistant) Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]
                          CERTIFICATE OF AUTHENTICATION

          This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated June 1, 2004, as secured thereby.

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, TRUSTEE


                                        By
                                           -------------------------------------
                                                  Authorized Signatory

                [FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION]
                     ALTERNATE CERTIFICATE OF AUTHENTICATION

          This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated June 1, 2004, as secured thereby.

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, TRUSTEE


                                        By
                                           -------------------------------------
                                                  Authenticating Agent


                                        By
                                           -------------------------------------
                                                  Authorized Signatory

                                 [FORM OF BOND]
                                    [REVERSE]

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                       FIRST AND REFUNDING MORTGAGE BOND,
                         FLOATING RATE SERIES A DUE 2006

This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, as supplemented and amended by supplemental indentures thereto, including supplemental indentures dated March 1, 1942, June 1, 1949, May 1, 1950, October 1, 1953, May 1, 1954, November
1, 1956, September 1, 1957, August 1, 1958, June 1, 1959, September 1, 1960,
August 1, 1962, June 1, 1963, September 1, 1964, September 1, 1965, June 1, 1967, June 1, 1968, April 1, 1969, March 1, 1970, May 15, 1971, November 15,
1971, April 1, 1972, March 1, 1974, October 1, 1974, April 1, 1976, September 1,
1976, October 1, 1976, June 1, 1977, September 1, 1977, November 1, 1978, July
1, 1979, September 1, 1979 (No. 1), September 1, 1979 (No. 2), November 1, 1979,
June 1, 1980, August 1, 1981, April 1, 1982, September 1, 1982, December 1, 1982, June 1, 1983, August 1, 1983, July 1, 1984, September 1, 1984, November 1,
1984 (No. 1), November 1, 1984 (No. 2), July 1, 1985, January 1, 1986, March 1,
1986, April 1, 1986 (No. 1), April 1, 1986 (No. 2), March 1, 1987, July 1, 1987
(No. 1), July 1, 1987 (No. 2), May 1, 1988, September 1, 1988, July 1, 1989,
July 1, 1990 (No. 1), July 1, 1990 (No. 2), June 1, 1991 (No. 1), June 1, 1991
(No. 2), November 1, 1991 (No. 1), November 1, 1991 (No. 2), November 1, 1991
(No. 3), February 1, 1992 (No. 1), February 1, 1992 (No. 2), June 1, 1992 (No.
1), June 1, 1992 (No. 2), June 1 , 1992 (No. 3), January 1, 1993 (No. 1),
January 1, 1993 (No. 2), March 1, 1993, May 1, 1993, May 1, 1993 (No. 2), May 1,
1993 (No. 3), July 1, 1993, August 1, 1993, September 1, 1993, September 1, 1993
(No. 2), November 1, 1993, February 1, 1994, March 1, 1994 (No. 1), March 1,
1994 (No. 2), May 1, 1994, June 1, 1994, August 1, 1994, October 1, 1994 (No.
1), October 1, 1994 (No. 2), October 1, 1995 (No. 1), October 1, 1995 (No. 2),
January 1, 1996 (No. 1), January 1, 1996 (No. 2), December 1, 1996, April 1, 1997, June 1, 1997, May 1, 1998, September 1, 2002, August 1, 2003, December 1,
2003 (No. 1), December 1, 2003 (No. 2), December 1, 2003 (No. 3) and December 1, 2003 (No. 4) each duly executed by the Company and Wachovia Bank, National Association (formerly known as Fidelity Union Trust Company), a national banking association organized under the laws of the United States of America, as Trustee. This Bond is one of the Floating Rate Series A due 2006, which series is limited to aggregate principal amount of $175,000,000 and is issued pursuant to said supplemental indenture dated June 1, 2004. Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

          In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does not alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

          First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon bonds and of registered bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the Floating Rate Series A due 2006, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, Floating Rate Series A due 2006".

          In case of the happening of an event of default as specified in said indenture and said supplemental indenture dated March 1, 1942, the principal sum of the Bonds of this series may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

          Interest on this Bond shall accrue from and including June 25, 2004 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date, stated maturity or date of earlier redemption, as the case may be and shall be payable quarterly in arrears on each March 23, June 23, September 23, and December 23, commencing September 23, 2004. The interest rate on the Bonds of this series shall be reset quarterly and the Bonds shall bear interest at a per annum rate (computed by the Calculation Agent (as defined below) on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR (as defined below) for the applicable Interest Period (as defined below), plus 0.125%, subject to the maximum interest rate permitted by New Jersey law, as such law may be modified by United States law of general application.

          If any Interest Payment Date (other than at stated maturity or redemption date) would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, unless that next succeeding Business Day falls in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. If the stated maturity or redemption date of this Bond would otherwise be a day that is not a Business Day, such stated maturity or redemption date, as the case may be, will be the next succeeding day that is a Business Day, and no additional interest shall accrue as a result of such delayed payment.

          Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Company, the beneficial owners and holders of the Bonds and the Trustee.

          "Calculation Agent" means Wachovia Bank, National Association, or its successor appointed by the Company, acting as calculation agent.

          "Interest Determination Date" means the second London Business Day (as defined below) immediately preceding the first day of the relevant Interest Period.

          "Interest Payment Date" means each March 23, June 23, September 23, and December 23, commencing September 23, 2004.

          "Interest Period" means the period commencing on an Interest Payment Date for the Bonds of this series (or, with respect to the initial Interest Period only, commencing on the issue date for the Bonds) and ending on the day before the next succeeding Interest Payment Date for the Bonds.

          "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date in amounts of not less than U.S. $1,000,000, as such rate appears on Telerate Page 3750 (as defined below) at approximately 11:00 a.m., London time, on such Interest Determination Date (the "Reported Rate"). "Telerate Page 3750" means the display designated on page 3750 on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service (or any successor service) or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

          If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine "LIBOR" for the Bonds of this series as follows:

          (1) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation (the "Rate Quotation") at which three month U.S. dollar deposits in amounts of not less than U.S. $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately

               11:00 a.m., London time, on such Interest Determination Date, that is representative of a single transaction at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations obtained by the Calculation Agent.

          (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such Interest Determination Date and there are fewer than two Rate Quotations, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent (after consultation with the Company) for loans in Representative Amounts in U.S. dollars to leading European banks having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, LIBOR for such Interest Determination Date will be the same as LIBOR in effect for the Interest Period in which such Interest Determination Date falls.

          "Business Day" means any day, other than a Saturday or Sunday, (i) on which banking institutions in New York, New York are not required or authorized by law, regulation or executive order to close, (ii) which is also a London Business Day or (iii) a day on which the Trustee's corporate trust office is not closed for business. "London Business Day" means a day that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          All percentages resulting from any calculation of any interest rate for this Bond shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts shall be rounded to the nearest cent, with one-half cent being rounded upward.

          As more fully provided in said supplemental indenture dated June 1, 2004, the Bonds of this series are subject to redemption at any time prior to maturity, on notice given as below provided (a) in whole at any time on or after December 23, 2004, or in part from time to time on any Interest Payment Date on or after December 23, 2004, at the election of the Company (subject to the approval of the Board of Public Utilities of the State of New Jersey first applied for and obtained), at a redemption price equal to 100% of the principal amount of the Bonds of this series to be redeemed and; and (b) by the application of proceeds of released property or other money held by the Trustee and which, pursuant to the provisions of said indenture, as amended and supplemented, is applied to the redemption of Bonds of this series, upon payment of the "Special Redemption Price" of 100% of the principal amount thereof; together in each case with accrued interest to the date fixed for redemption. Notice of any such redemption shall be given by mailing the same to the respective registered owners of the Bonds of this series so called for redemption, not less than 30 nor more than 40 days in advance of the date fixed for redemption. In the case of redemption of Bonds of this series at the election of the Company, the notice of redemption may be conditioned upon the deposit of the total regular redemption price of all the Bonds so called, with accrued interest thereon to the redemption date, with the Trustee on or before the date fixed for redemption.

          If this Bond or any portion thereof be called for redemption and payment be duly provided therefor, interest shall cease to accrue on this Bond or such portion on the date fixed for such redemption.

          This Bond is transferable, but only as provided in said indenture, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal hereof and interest hereon are payable; upon any such transfer a new Bond similar hereto will be issued to the transferee. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

          The Bonds of this series are issuable only in fully registered form, in denominations of $1,000 and any multiple of $1,000. Such fully registered Bonds of the several denominations may be exchanged for fully registered

Bonds of other authorized denominations, but only as provided in said indenture, upon surrender thereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal thereof and interest thereon are payable. No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          The Company shall not be required to issue or make transfers or exchanges of Bonds of this series for a period of ten days next preceding any Interest Payment Date or next preceding the date of any drawing of such Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such Bonds drawn in whole or in part for such redemption.

          No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond or coupon issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds or coupons issued thereunder, or implied therefrom.

                                   ----------

          WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

          WHEREAS, the Company represents that all things necessary to make the bonds of the series hereinafter described, when duly authenticated by or on behalf of the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed;

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated June 1, 2004 subsequent to the Indenture (except any such property duly released from, or disposed of, free from the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

          All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

          UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

          SUBJECT also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and SUBJECT, also, to the existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to
Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as heretofore and hereby amended and supplemented;

          TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

          IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

          AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH that for the considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

                                   ARTICLE I.
                      BONDS OF THE FLOATING RATE SERIES A.

          The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, Floating Rate Series A due 2006"; shall be limited to the aggregate principal amount of $175,000,000; shall mature on June 23, 2006; shall bear interest at a per annum rate of LIBOR plus 0.125%, calculated and reset as more fully set forth in the form of the Bond hereinbefore described, payable in arrears on March 23, June 23, September 23, and December 23 of each year, commencing September 23, 2004; shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the principal corporate trust office of Wachovia Bank, National Association, in the City of Morristown, State of New Jersey, or, as may be desired by the persons entitled to receive such principal and interest respectively, at the office or agency of the Company in the Borough of Manhattan, City and State of New York; shall be issuable only in the form of fully registered bonds in the denominations of $1,000 and any multiple of $1,000; and the several denominations shall be interchangeable. The date of each bond of the Floating Rate Series A shall be the Interest Payment Date next preceding the date of authentication, unless such date of authentication be an Interest Payment Date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first Interest Payment Date, in which case the date shall be June 25, 2004.

          The Company shall not be required to issue or make transfers or exchanges of bonds of the Floating Rate Series A for a period of ten days next preceding any Interest Payment Date or next preceding the date of any drawing of such bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such bonds drawn in whole or in part for such redemption.

                                   ARTICLE II.
                 REDEMPTION OF BONDS OF FLOATING RATE SERIES A.

          SECTION 2.01. Redemption--Redemption Prices. Bonds of the Floating Rate Series A shall be subject to redemption at any time:

          (a) as a whole at any time on or after December 23, 2004, or in part from time to time on any Interest Payment Date on or after December 23, 2004, at the election of the Company (subject to the approval of the Board of Public Utilities of the State of New Jersey first applied for and obtained) as provided in Section
               2.02 hereof, upon payment of 100% of the principal amount of the bonds of the Floating Rate Series A to be redeemed (said amount (exclusive of accrued interest) is herein referred to as the "regular redemption price");

          (b) at any time by the application of any proceeds of released property or other money held by the Trustee and which, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, is applied to the redemption of bonds of the Floating Rate Series A, upon payment of 100% of the principal amount thereof specified as the "Special Redemption Price" in the form of Bond hereinbefore set forth (said amount (exclusive of accrued interest) is herein referred to as the "special redemption price");

          together in each case with accrued interest to the date fixed for redemption.

          SECTION 2.02. Redemption at Election of Company. The election of the Company to redeem any of the bonds of the Floating Rate Series A shall be evidenced by a resolution of the Board of Directors of the Company calling for redemption on an Interest Payment Date all or a stated principal amount thereof. Any such call may be conditioned upon the deposit with the Trustee, on or before such redemption date, of the total regular redemption price of the bonds so called, with accrued interest thereon to the redemption date. At least 40 days prior to such redemption date (or at such later time as shall be satisfactory to the Trustee) the Company shall file with the Trustee a certified copy of such resolution. Unless such call shall be conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date and unless the notice below provided for shall so state, the Company shall on or before such redemption date deposit with the Trustee the total regular redemption price of all the bonds so called, with accrued interest thereon to the redemption date.

          If the Company elects to redeem less than all of the bonds of the Floating Rate Series A, the particular bonds or portions thereof to be redeemed shall, upon request of the Company, be drawn by lot by the Trustee, according to such method as it shall deem proper, from the bonds of said series then outstanding. The Trustee shall certify to the Company the serial numbers of the bonds so drawn.

          The Company shall thereupon give notice of such redemption, in the manner and substantially in the form provided in Section 2.03 hereof to be given in the case of bonds of the Floating Rate Series A called pursuant to Section 4C of Article Eight of the Indenture, except that (1) such notice shall state that the bonds specified have been called for redemption at the election of the Company, and that they will be payable on the date specified in the resolution of the Board of Directors of the Company at a stated amount (which shall be the regular redemption price plus any accrued and unpaid interest to the redemption date), (2) if all the bonds of the Floating Rate Series A be called, the notice shall so state and may omit the serial numbers thereof, (3) if the date fixed for redemption be other than an Interest Payment Date, the notice shall state that the bonds will be payable at the regular redemption price plus accrued interest to the redemption date, (4) the mailing of such notice to registered owners of bonds of said series shall take place not less than 30 nor more than 40 days in advance of the date fixed for redemption, but failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond, and (5) if the call of such bonds for redemption shall have been conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date, as above permitted, the notice shall so state, and shall state that unless such deposit is made on or before such date the call for redemption and the notice shall be of no effect.

          Before any money shall be applied by the Trustee to the redemption of bonds under this Section, the Company shall deliver to the Trustee a certificate or opinion by the President or a Vice President of the Company and an opinion of counsel, stating that all conditions precedent provided for herein (including any covenants compliance with which constitutes a condition precedent) relating to such redemption have been complied with.

          SECTION 2.03. Redemptions Pursuant to Section 4C of Article Eight of the Indenture. If, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, any proceeds of released property or other money then held by the Trustee shall be applied to the redemption of bonds of the Floating Rate Series A, the Trustee, not later than 30 days prior to the applicable redemption date, shall draw by lot according to such methods as it shall deem proper, from all the bonds of the Floating Rate Series A then outstanding, such principal amount thereof as is to be redeemed. Bonds of said series so redeemed shall be cancelled.

          After such drawing the Trustee shall, beginning not later than 30 nor earlier than 40 days in advance of the date fixed for redemption, give, in the name of the Company, notice by mail that bonds of the Floating Rate Series A bearing the serial numbers specified have been called for redemption pursuant to said Section 4C of Article Eight, that they will be due and payable on such redemption date, at the office of the Trustee in Morristown, New Jersey, or (at the option of the registered owner) at the office or agency of the Company in the Borough of Manhattan, City and State of New York, at a stated amount (which shall be the Special Redemption Price (plus any accrued and unpaid interest to the redemption date), that, if the date fixed for redemption be other than an Interest Payment Date, the bonds will be payable at the Special Redemption Price, plus accrued interest to the redemption date, and that all interest thereon will cease to accrue after said date. Such notice shall be mailed to the several registered owners of the bonds so called, at their respective addresses as the same may appear on the registry books. Failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond.

          SECTION 2.04. Called Bonds to be Surrendered--Interest to Cease. Each bond or portion thereof of the Floating Rate Series A so called under either Sections 2.02 or 2.03 hereof shall be due and payable (upon surrender thereof) at the places and price and on the date specified in such notice, anything herein or in such bond to the contrary notwithstanding, except that if the call of any bonds or portions thereof under Section 2.02 hereof shall have been conditioned upon the deposit of the redemption price with the Trustee on or before the redemption date specified in such notice, with accrued interest thereon to the redemption date, such bonds or such portions thereof shall not be due and payable on the specified redemption date unless such deposit shall have been so made with the Trustee on or before such date. From and after the date when each bond or portion thereof of the Floating Rate Series A shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Trustee and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

          SECTION 2.05. Bonds Called in Part. If only a portion of any bond of the Floating Rate Series A shall be drawn by lot by the Trustee pursuant to Sections 2.02 or 2.03 hereof, the notice of redemption hereinbefore provided for shall specify the serial number of such bond and the portion of the principal amount thereof to be redeemed. Upon surrender of such bond for partial redemption and upon payment of the portion so called for redemption, a new bond or bonds of the Floating Rate Series A, in aggregate principal amount equal to the unredeemed portion of such surrendered bond, shall be executed by the Company, authenticated by or on behalf of the Trustee, and delivered to the registered owner thereof, without expense to such owner.

          SECTION 2.06. Provisions of Indenture Not Applicable. There shall be no sinking fund for the bonds of Floating Rate Series A. The provisions of Article Four of the Indenture, as amended and supplemented, shall not apply to the procedure for the exercise of any right of redemption reserved by the Company in this Article in respect of the bonds of the Floating Rate Series A.

                                  ARTICLE III.
                                 MISCELLANEOUS.

          SECTION 3.01. Authentication of Bonds of Floating Rate Series A. None of the bonds of the Floating Rate Series A the issue of which is provided for by this supplemental indenture shall be authenticated by or on behalf of the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

          SECTION 3.02. Authenticating Agent. As long as any of the bonds of the Floating Rate Series A remain outstanding, the Trustee may appoint an authenticating agent to act on its behalf and subject to its direction in connection with the authentication of bonds of the Floating Rate Series A. Such authenticating agent shall be appointed by the Trustee by an instrument in writing and shall have no responsibility or liability for any action taken by it at the direction of the Trustee. Such authenticating agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to act as authenticating agent, having a combined capital and surplus of at least $5,000,000, subject supervision or examination by Federal, State, Territorial, or District of Columbia authority and, if there be such a corporation willing and able to act as authenticating agent on reasonable and customary terms, having its principal office and place of business in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

          Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee may appoint a successor authenticating agent. The Trustee shall give written notice of such appointment to the Company and shall mail notice of such appointment to all registered owners of the bonds of the Floating Rate Series A, at their respective addresses as the same may appear on the registry books. Any successor authenticating agent, upon acceptance of its appointment, shall become vested with all the rights, powers, duties and responsibilities of its predecessor, with like effect as if originally appointed authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

          The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments as provided in the Indenture.

          SECTION 3.03. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture, no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property:

          (1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1-3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and

          (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

          SECTION 3.04. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

          SECTION 3.05. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the bonds of the Floating Rate Series A may be facsimiles.

          SECTION 3.06. Time for Making of Payment. All payments of principal or redemption price of, or interest on the bonds of the Floating Rate Series A shall be made either prior to the due date thereof or on the due date thereof in immediately available funds. If any Interest Payment Date (other than a stated maturity or redemption date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day. If the stated maturity or redemption date of this Bond would otherwise be a day that is not a Business Day, such stated maturity or redemption date, as the case may be, will be the next succeeding day that is a Business Day, and no additional interest shall accrue as a result of such delayed payment.

          SECTION 3.07. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the bonds of the Floating Rate Series A shall remain outstanding.

          SECTION 3.08. Effect of Approval of Board of Public Utilities of the State of New Jersey. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any bonds of the Floating Rate Series A shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

          SECTION 3.09. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

          IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and Wachovia Bank, National Association, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by the signature of one of its Vice Presidents. Executed and delivered this 21st day of June 2004.

                                        PUBLIC SERVICE ELECTRIC AND GAS
                                           COMPANY


                                        By /s/ M. A. Plawner
                                           -------------------------------------
                                           M. A. Plawner
                                           Vice President

Attest:


/s/ Meg Butler
-------------------------------------
Meg Butler
Assistant Secretary


                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By /s/ F. Gallagher
                                           -------------------------------------
                                           F. Gallagher
                                           Vice President

Attest:


/s/ R. Barnes
-------------------------------------
R. Barnes
Vice President

STATE OF NEW JERSEY
                      ss.:

COUNTY OF ESSEX

          BE IT REMEMBERED, that on this 21st day of June 2004, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared M.A. Plawner who, I am satisfied, is a Vice President of PUBLIC SERVICE ELECTRIC AND GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation, the mortgagor, has received a true copy of said instrument.


                                        /s/ Jacquelyn E. Coyle
                                        ----------------------------------------
                                        JACQUELYN E. COYLE
                                        Notary Public of New Jersey
                                        My Commission Expires July 22, 2007

STATE OF NEW JERSEY
                      ss.:

COUNTY OF ESSEX

          BE IT REMEMBERED, that on this 21st day of June 2004, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared F. Gallagher who, I am satisfied, is a Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.


                                        /s/ Jacquelyn E. Coyle
                                        ----------------------------------------
                                        JACQUELYN E. COYLE
                                        Notary Public of New Jersey
                                        My Commission Expires July 22, 2007

                            CERTIFICATE OF RESIDENCE

          Wachovia Bank, National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence is 21 South Street, Morristown, New Jersey 07960.

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By /s/ F. Gallagher
                                           -------------------------------------
                                           F. Gallagher
                                           Vice President